                                                                    Exhibit 99.1

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Annual Report on Form 11-K for the Year Ended December 31, 2002 (the "Report") by the Cabot Retirement Savings Plan ("Plan"), each of the undersigned hereby certifies that:

1. The Report fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition of the Plan.


                                              /s/ Robby D. Sisco
                                              -------------------------
                                              Robby D. Sisco
                                              Chairman of the Benefits Committee
                                              of Cabot Corporation,
                                              Administrator of the Plan
                                              June 27, 2003

                                              /s/ John A. Shaw
                                              -------------------------
                                              John A. Shaw
                                              Executive Vice President and
                                              Chief Financial Officer of Cabot
                                              Corporation
                                              June 27, 2003

A signed original of this written statement required by Section 906 has been provided to the Benefits Committee of Cabot Corporation, the Administrator of the Plan, and will be retained by the Benefits Committee of Cabot Corporation and furnished to the Securities and Exchange Commission or its staff upon request.